UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 20, 2012

Westway Group, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34586	20-4755936
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

365 Canal Street, Suite 2900

New Orleans, LA 70130

(Address of Principal Executive Offices) (Zip Code)

(504) 525-9741

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On December 20, 2012, Westway Group, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bishop Infrastructure II Acquisition Company, Inc.., a Delaware corporation (“Parent”), and Bishop Infrastructure III Acquisition Company, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”). Parent and Merger Sub are affiliates of EQT Infrastructure II Limited Partnership, a limited partnership registered in England and Wales (“EQT”).

On December 20, 2012, the Company also entered into a Purchase Agreement (the “Purchase Agreement”) with ED&F Man Holdings Limited, a limited liability company incorporated and registered in England and Wales with registered number 03909548 (“ED&F Man”) an affiliate of the Company’s largest stockholder, Westway Holdings UK Limited, a limited liability company incorporated and registered in England and Wales with registered number 06689215, Westway Terminal & Feed Products Canada, Inc., a corporation organized under the laws of Canada and Westway Holdings Netherlands B.V., a limited liability company organized under the laws of the Netherlands.

The Merger Agreement and the Purchase Agreement have been included as exhibits to this report to provide investors with information regarding their terms, and neither is intended to provide any other factual information about the Company. Each of the Merger Agreement and the Purchase Agreement contains representations and warranties that the Company has made to Parent and Merger Sub (in the case of the Merger Agreement) and to ED&F Man (in the case of the Purchase Agreement), which representations and warranties are used as a tool to allocate risks between the parties, including where the parties do not have complete knowledge of all facts. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the Company has provided to Parent and Merger Sub (in the case of the Merger Agreement) and to ED&F Man (in the case of the Purchase Agreement) in connection with signing of the Merger Agreement and the Purchase Agreement, as the case may be. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement and the Purchase Agreement, as the case may be. Investors are not third party beneficiaries under either the Merger Agreement or the Purchase Agreement and accordingly, should not rely on the representations and warranties contained therein as characterizations of the actual state of facts at the time they were made or otherwise.

The descriptions of the Merger Agreement and Purchase Agreement are qualified in their entirety by reference to the full text of the Merger Agreement and the Purchase Agreement which are attached hereto as Exhibits 2.1 and 2.2, respectively, and incorporated by reference herein. You are urged to read the entire Merger Agreement and Purchase Agreement and the other exhibits attached hereto.

Merger Agreement

The Offer and the Merger

Pursuant to the Merger Agreement, upon the terms and subject to the conditions thereof, Merger Sub will commence a tender offer (the “Offer”), as promptly as practicable to purchase all of the (i) Class A Common Stock of the Company, par value $0.0001 per share, (the “Class A Common Stock”), (ii) Class B Common Stock, par value $0.0001 per share (the “Class B Common Stock” and together with the Class A Common Stock, the

“Common Stock”), (iii) Series A Perpetual Convertible Preferred Stock of the Company, par value $0.0001 per share (the “Preferred Stock”) and (iv) warrants of the Company, each such warrant carrying the right to purchase one share of Class A Common Stock at an exercise price of $5.00 per warrant (the “Warrants”). The purchase price contained in the Offer is $6.70 per share Common Stock, $1.70 per Warrant and $6.79 per share of Preferred Stock (each, the applicable “Offer Price”), net to the seller thereof in cash.

After the consummation of the Offer and subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement, Merger Sub will merge with and into the Company (the “Merger”) with the Company being the surviving corporation after the Merger. In the Merger, each share of Common Stock and Preferred Stock and each Warrant issued and outstanding, other than shares of Common Stock held by the Company as treasury stock, (which will not be tendered by the Company in the offer), by Parent or Merger Sub or by stockholders who have properly demanded appraisal under Delaware law, will be converted into the right to receive an amount in cash equal to the applicable Offer Price, subject to any required withholding of taxes and without interest.

The Merger Agreement requires the Company to take all actions necessary to provide that as of immediately prior to the effective time (the “Effective Time”) of the Merger (such earlier time, the “Acceleration Time”) Acceleration Time, each share of restricted Common Stock that is then outstanding shall become fully vested and shall be cancelled in exchange for the right to receive, as soon as reasonably practicable after the Effective Time, an amount in cash, without interest and less any required withholding taxes, equal to the Common Stock Offer Price.

The Support Agreements are qualified in their entirety by reference to the full text of the Support Agreements, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3 for the Support Agreements with Agman Louisiana, Inc., Jenkins and Toffolon, respectively, and incorporated by reference herein. You are urged to read the Support Agreements in their entirety.

Offer Conditions

The obligation of Merger Sub to purchase shares tendered in the Offer is subject to the satisfaction or waiver of a number of conditions set forth in the Merger Agreement, including the expiration or termination of any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), consummation of the transactions contemplated under the Purchase Agreement, the receipt of certain third party consents and other customary closing conditions. Furthermore, it is a condition to Merger Sub’s obligation to purchase the shares tendered in the Offer that the number of the outstanding shares of Common Stock and Preferred Stock, respectively, that have been validly tendered and not validly withdrawn equals at least a majority of the Common Stock and Preferred Stock, respectively, outstanding on a fully diluted basis as of the expiration of the Offer (the “Minimum Tender Condition”).

Offer Period

The Offer shall remain open for 20 consecutive business days. If any Offer condition is not satisfied or waived, Merger Sub may and, if requested by the Company, Merger Sub, shall extend the Offer for up two additional periods of ten business days (or such longer period as the parties may agree) and if all but certain of the conditions to the Offer have been satisfied and the Company reasonably believes such conditions will be satisfied prior to the end of an additional ten business day period, for a third additional period of ten business days; provided, however, that in no event shall Merger Sub be required to extend the Offer beyond March 29, 2013 or at a time Parent or Merger Sub is permitted to terminate the Merger Agreement.

Top-Up Option

The Company has also granted to Merger Sub an irrevocable option (the “Top-Up Option”) to purchase at a price per share equal to the Offer Price for the Common Stock the number of newly issued shares of Common Stock equal to the lowest number that, when added to the number of shares of Common Stock directly or indirectly owned by Parent and Merger Sub at the time of exercise of the Top-Up Option, shall constitute one share more than 90% of the shares of Common Stock outstanding immediately after the issuance of the Top-Up Option shares.

If Merger Sub desires to exercise the Top-Up Option, Parent shall notify the Company in writing and shall set forth the number of shares of Common Stock and Preferred Stock expected to be owned prior to exercise of the Top-Up Option (giving effect to the closing of the Offer), the number of Top-Up Option shares of Common Stock to be purchased and the place and time for a closing of such purchase. If Parent, Merger Sub and any of their respective affiliates acquire at least 90% of the outstanding shares of Common Stock, including through exercise of the Top-Up Option and conversion of the Preferred Stock, and 90% of the outstanding shares of Preferred Stock, the Preferred Stock, Merger Sub will complete the Merger through the “short-form” procedures available under Delaware law.

Representations and Warranties; Covenants

In the Merger Agreement, the Company has made customary representations and warranties to Parent and Merger Sub. The Company has also agreed not to, among other things, (i) solicit or knowingly facilitate any discussion that constitutes or could reasonably be expected to lead to a competing proposal or (ii) approve or enter into any agreement with respect to any competing proposal. The Company has also agreed to certain restrictions on its ability to respond to such proposals, subject to the fulfillment of certain fiduciary duties of the Board of Directors of the Company (the “Board”). The Company must give Parent four business days notice (and negotiate in good faith with Parent during such four day period) before the Board is permitted to change its recommendation or terminate the Merger Agreement to accept an unsolicited superior proposal after determining that the unsolicited proposal is still superior taking into account Parent and Merger Sub’s proposed changes to the Agreement. Additionally, the Special Committee of the Board and the Board cannot alter their recommendations subject to certain exceptions related to fulfillment of certain fiduciary duties of the Board.

The Company has also agreed to customary covenants, including, among other things, covenants (i) to conduct its business in the ordinary course during the period between the execution of the Merger Agreement and the closing of the Merger and (ii) to the extent necessary, to cause a meeting of the Company’s stockholders to be held to consider the adoption of the Merger Agreement and to prepare proxy solicitation materials for solicitation such meeting.

Each of Parent and Merger Sub has made customary representations and warranties to the Company in the Merger Agreement. In addition, the Merger Agreement contains customary covenants of Parent and Merger Sub. Both parties have also agreed to use reasonable best efforts to obtain all approvals under the HSR Act unless such actions required to be taken to obtain approval would reasonably be expected to have a material adverse effect on the business of the Company.

Termination; Termination Fees and Parent Expenses

The Merger Agreement contains certain termination rights for both the Company and Parent, including, among others, if the Offer shall not have closed on or before March 29, 2013. Upon termination of the Merger Agreement under specified circumstances, including a termination by Parent as a result of a change in the recommendation of the Board, a termination by the Company to enter into an agreement for an alternative transaction pursuant to a superior proposal or termination by Parent as a result of the launch of a competing tender offer without a reaffirmation by the Board of their recommendation with respect to the Offer, the Company has agreed to pay Parent a termination fee of $13,000,000, plus the expenses of Parent up to $3,000,000. In addition, if the Merger Agreement is terminated by Parent or the Company as a result of the termination of the Purchase Agreement, the Company has agreed to pay Parent a termination fee of $13,000,000 if the termination of the Purchase Agreement is due to the breach of the Purchase Agreement by any party thereto, and the Company has agreed to reimburse Parent’s expenses up to $3,000,000 incurred in connection with the Merger Agreement if the termination of the Purchase Agreement is not due to the breach of the Purchase Agreement by any party thereto.

Support Agreements

On December 20, 2012, in connection with the Merger Agreement, Agman Louisiana, Inc., the Company’s largest stockholder and an affiliate of ED&F Man, Francis P. Jenkins, Jr. and John E. Toffolon, Jr., two of the Company’s directors, and the Company have entered into support agreements with Parent and Merger Sub (each a “Support Agreement”) under which they have agreed to tender all of their shares of Common Stock (other than unvested shares of restricted stock) and Preferred Stock in the Offer within ten business days after the Offer commences and to support the Merger and, if applicable, to vote all of their shares in favor of adoption of the Merger Agreement upon the terms and subject to the conditions of the Support Agreement. The three stockholders collectively own approximately 79% of the Company’s outstanding shares of Common Stock. Such stockholders may only withdraw their shares in certain limited circumstances. Messrs. Jenkins & Toffolon also provided certain covenants not to sue related to the transactions contemplated by the Merger Agreement. The Support Agreement will terminate upon certain circumstances, including upon termination of the Merger Agreement or the Offer prior to the Closing Date or a reduction in the Offer Price, a reduction in the number of shares of Common Stock or Preferred Stock subject to the Offer or a change in the form of consideration payable in the Offer or at a time Parent or Merger Sub is permitted to terminate the Merger Agreement.

Limited Guarantee

In connection with the entry into the Merger Agreement, EQT has entered into (the “Guarantor”) a limited guarantee (the “Limited Guarantee”) in favor of the Company. Pursuant to the Limited Guarantee, the Guarantor has agreed to guarantee the performance and discharge of the payment liabilities and obligations of Parent and Merger Sub under the Merger Agreement up to a maximum liability of $419.3 million. The Limited Guarantee will terminate upon the earliest of (i) the closing date of the Merger Agreement, provided that all obligations of Parent and Purchaser have been paid, (ii) to the extent that the Company obtains the right to terminate the Merger Agreement due to certain breaches by Parent or Merger Sub and does not exercise such right within 90 days after becoming aware of such right, (iii) termination of the Merger Agreement in accordance with its terms (other than in respect of certain matters surviving termination, to the extent of the liabilities relating to such matters) and (iv) upon termination of the Purchase Agreement.

The Limited Guarantee is qualified in its entirety by reference to the full text of the Limited Guarantee, which is attached hereto as Exhibit 10.4, and incorporated by reference herein. You are urged to read the entire Limited Guarantee and the other exhibits attached hereto.

Purchase Agreement

General

Pursuant to the Purchase Agreement, at the closing, ED&F Man will acquire all of the outstanding interests of Westway Feed Products, LLC, Westway Terminals UK Ltd, Westway Hibernian Holdings Limited, Westway

Holdings Australia Pty Limited and certain assets of Westway Terminal & Feed Products Canada Inc. for cash consideration of approximately $115.1 million. The cash consideration payable is subject to adjustment based on certain intercompany payments made between the Company and Westway Feed Products and its subsidiaries.

Representations and Warranties; Covenants

The Purchase Agreement contains customary representations and warranties of the parties. The Company has also agreed to customary covenants, including, among other things, covenants (i) to conduct its business in the ordinary course during the period between the execution of the Purchase Agreement and the closing of the transaction, (ii) to not solicit or knowingly facilitate any discussion that constitutes or could reasonably be expected to lead to a competing proposal or (iii) not approve or enter into any agreement with respect to any competing proposal. The Company has also agreed to certain restrictions on its ability to respond to such proposals, subject to the fulfillment of certain fiduciary duties of the Board. The Company must give ED&F Man notice within two business days after receipt of a proposal and negotiate in good faith with Parent for five business days thereafter. If after the end of the notice period, the Special Committee of the Board determines the proposal is “superior”, the Company has five business days to negotiate a definitive agreement with respect to the proposal and terminate the Purchase Agreement.

For a period of two years following signing of the Purchase Agreement, the parties have each agreed not to solicit employees of the other party or such party’s subsidiaries to leave the employ of the applicable company. The parties also agreed not to solicit customers of the other party to cease doing business such party for the same two year period following signing of the Purchase Agreement.

Conditions to Closing

The obligations of the parties to consummate the transactions contemplated by the Purchase Agreement is subject to a number of customary closing conditions, including, but not limited to receipt of certain consents. ED&F Man’s obligations are subject to delivery of leases with respect to certain real property and execution of transition service agreements for certain services currently performed by the Company.

Termination

The Purchase Agreement contains certain termination rights for both the Company and ED&F Man, including, among others, if the transactions shall not have closed on or before March 29, 2013. If the Company terminates the agreement after entering into a definitive agreement with respect to a “superior” proposal in accordance with the terms of the Purchase Agreement, the Company has agreed to pay ED&F Man a termination fee of approximately $4 million.

Indemnification

After closing, ED&F Man has agreed to indemnify the Company against liabilities arising out of: (i) the feed and feed supplement business of The Company & all the Company entities (including, but not limited to, any liability arising under certain environmental laws with respect to the Baltimore, Maryland site), (ii) the business of Westway Feed Products, LLC and the other subsidiaries of the Company being sold (iii) the purchased Canadian assets and certain assumed Canadian liabilities (iv) liability arising out of a reorganization of the Company’s UK subsidiaries and (v) certain employee benefit plan matters and certain tax matters, including for Taxes related to the transactions contemplated under the Purchase Agreement that where the aggregate amount of such taxes exceed a negotiated amount.

After closing, the Company has agreed to indemnify ED&F Man against liabilities arising out of (i) the business of the Company and its subsidiaries that are not being sold under the Purchase Agreement and (ii) certain excluded Canadian assets and liabilities. The Company has also agreed to pay ED&F Man to the extent the taxes related to the transactions contemplated by the Purchase Agreement in the aggregate exceed a negotiated amount.

In addition, subject to certain exceptions, ED&F Man has agreed for itself and its controlled affiliates and other related persons, to release the Company and its former, current or future directors, officers, employees or holders of equity interests or securities from claims relating the Company (including claims related to the transactions contemplated by the Merger Agreement and the Purchase Agreement), and has agreed not to commence, join or otherwise participate in legal proceedings based upon any matters so released.

Item 8.01 Other Events

On December 20, 2012, the Company and EQT issued a joint press release announcing the execution of the Merger Agreement and the Purchase Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Important Additional Information and Where to Find It

The tender offer described in this communication has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of Westway or any other securities. On the commencement date of the tender offer, affiliates of EQT Infrastructure II will file a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, with the Securities and Exchange Commission (SEC). At or around the same time, the Company will file a solicitation/recommendation statement on Schedule 14D-9 with respect to the tender offer. The offer to purchase shares of Westway common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed with such Schedule TO. Investors and security holders are urged to read both the tender offer statement (including an offer to purchase, a related letter of transmittal and the other offer documents) and the solicitation/recommendation statement regarding the tender offer, as they may be amended from time to time, when they become available because they will contain important information that should be read carefully before making any decision with respect to the tender offer. The tender offer statement will be filed with the SEC by affiliates of EQT, and the solicitation/recommendation statement will be filed with the SEC by Westway. Investors and security holders may obtain a free copy of these statements (when available), the Merger Agreement and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the information agent for the tender offer. In addition, the tender offer statement and related documentation will be made available by an affiliate of EQT (when available) and the solicitation/recommendation statement and related documents (when available) may be obtained by directing such requests to Westway at 504-525-9741.

Forward-Looking Statements

Information provided and statements contained in this Current Report that are not purely historical, such as statements regarding expectations about the tender offer or future business plans, prospective performance and opportunities, regulatory approvals, the expected timing of the completion of the transaction and the ability to complete the transaction considering the various closing conditions, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements only speak as of the date of this Current Report, and the Company assumes no obligation to update the information included in this Current Report. Statements made in this Current Report that are forward-looking in nature may involve risks and uncertainties. Accordingly, readers are cautioned that any such forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict, including, without limitation, the possibility that the transaction does not close, the risk that business disruption relating to the transaction may be greater than anticipated, the failure to obtain any required financing on favorable terms and other specific risk factors discussed herein and in other releases and public filings made by the Company (including filings by the Company with the SEC). Although the Company believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Unless otherwise required by law, the Company also disclaims any obligation to update its view of any such risks or uncertainties or to announce publicly the result of any revisions to the forward-looking statements made in this Current Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of December 20, 2012, by and among Parent, Merger Sub and the Company.

2.2	Purchase Agreement, dated December 20, 2012, by and among ED&F Man, the Company, Westway Holdings UK Limited, Westway Terminal & Feed Products Canada, Inc and Westway Holdings Netherlands B.V.

10.1	Support Agreement, dated as of December 20, 2012, between Parent, Merger Sub & Agman Louisiana, Inc

10.2	Support Agreement, dated as of December 20, 2012, between Parent, Merger Sub & Agman Louisiana, Inc Francis P. Jenkins, Jr.

10.3	Support Agreement, dated as of December 20, 2012, between Parent, Merger Sub & Agman Louisiana, Inc John E. Toffolon, Jr.

10.4	Limited Guarantee, dated as of December 20, 2012, executed by Guarantor in favor of the Company

99.1	Joint Press Release, issued by the Company and EQT, dated December 20, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Westway Group, Inc.

	By:	/s/ Thomas A. Masilla, Jr.
Date: December 21, 2012		Thomas A. Masilla,, Jr., Chief Financial Officer

Exhibit Index

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of December 20, 2012, by and among Parent, Merger Sub and the Company.

2.2	Purchase Agreement, dated December 20, 2012, by and among ED&F Man, the Company, Westway Holdings UK Limited, Westway Terminal & Feed Products Canada, Inc and Westway Holdings Netherlands B.V.

10.1	Support Agreement, dated as of December 20, 2012, between Parent, Merger Sub & Agman Louisiana, Inc

10.2	Support Agreement, dated as of December 20, 2012, between Parent, Merger Sub & Agman Louisiana, Inc Francis P. Jenkins, Jr.

10.3	Support Agreement, dated as of December 20, 2012, between Parent, Merger Sub & Agman Louisiana, Inc John E. Toffolon, Jr.

10.4	Limited Guarantee, dated as of December 20, 2012, executed by Guarantor in favor of the Company

99.1	Press Release, issued by the Company, dated December 20, 2012.